UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2018

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Number)

625 Liberty Avenue, Suite 2000
Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.          Results of Operations and Financial Condition.

On October 25, 2018, EQM Midstream Partners, LP (EQM) and EQGP Holdings, LP (EQGP) issued a joint news release (the news release) announcing their third quarter 2018 earnings.   A copy of the news release was furnished as Exhibit 99.1 to EQM’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2018 (the Initial 8-K Filing).

EQM is filing this amendment to the Initial 8-K Filing solely to correct an error contained in the news release related to the range of projected 2018 EQM adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP supplemental financial measure.  In the news release, EQM reported a range of projected 2018 EQM adjusted EBITDA of $990 million to $1,100 million.  The correct range of projected 2018 EQM adjusted EBITDA is $990 million to $1,010 million.  EQM and EQGP have revised the section of the news release entitled “Outlook” on the second page of the new release to correct this error.  The corrected news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated in this report by reference.

The information in this Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Corrected news release dated October 25, 2018 issued by EQM Midstream Partners, LP and EQGP Holdings, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

	By:	EQM Midstream Services, LLC,
its general partner

Date: October 25, 2018	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer